UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Report):  October 20, 2005 (October 17, 2005)

Heritage Property Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-31297	04-3474810
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

131 Dartmouth Street Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

(617) 247-2200

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On October 20, 2005, Heritage Property Investment Trust, Inc. (“Heritage” or the “Company”) obtained a waiver (the “Waiver”) under its Credit Agreement, dated as of March 29, 2005, by and among Heritage, Wachovia Capital Markets, LLC, as Arranger, Wachovia Bank, National Association, as Agent, each of Deutsche Bank Trust Company Americas and Key Bank National Association, as Syndication Agents, each of Bank of America, National Association and Commerzbank Aktiengesellschaft, New York Branch, as Documentation Agents, and each of the financial institutions initially a signatory to the Credit Agreement.

The Waiver waives any potential event of default or event of default under the Credit Agreement that we expect would have been caused by the restatement of financial results of prior periods described under “Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review” of this Current Report.  As a result of the restatement, among other things, we would no longer be able to make the representations under the Credit Agreement concerning the conformity with GAAP of our previously delivered financial statements.  Because the restatement is not expected to result in our having breached any of the financial covenants in the Credit Agreement, the Waiver does not waive or modify any such financial covenants.  The Waiver will terminate if the restatement of the financial statements is not completed by November 30, 2005.

Under the terms of the Waiver, the Credit Agreement remains in full force and effect; therefore, we are currently permitted to make a draw under our line of credit.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance.  Further, the forward-looking statements are subject to the limitations listed in Heritage’s SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

Item 2.02                                             Results of Operations and Financial Condition.

On October 20, 2005, Heritage issued a press release announcing that it will restate its audited financial statements for the fiscal years ended December 31, 2003 and December 31, 2004, and its unaudited quarterly financial statements for the periods ended March 31, 2005 and June 30, 2005.  The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

Item 4.02               Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 17, 2005, Heritage’s management recommended, and its Audit Committee determined, that the Company’s previously issued audited financial statements for the fiscal years ended December 31, 2003 and December 31, 2004, and its unaudited quarterly financial statements for the periods ended March 31, 2005 and June 30, 2005, will need to be restated to correct an error discovered by Heritage’s management.  The error pertains to the unrecorded liability relating to certain stock options previously granted to Thomas C. Prendergast, Heritage’s Chairman, President and Chief Executive Officer.  The Company’s Board of Directors has confirmed the conclusions of the Audit Committee regarding its historical financial statements.

In January 2000, the Company entered into an employment agreement with Mr. Prendergast, providing for, among other things, annual grants of stock options to be made to Mr. Prendergast.  In addition, the employment agreement provides for the Company to make certain payments to Mr. Prendergast to offset any taxes he may incur in connection with the exercise of stock options.  The Company previously filed Mr. Prendergast’s employment agreement with the Securities and Exchange Commission (“SEC”) and a summary of the employment agreement, including the tax offset provision, is contained in the S-11 and proxy statements filed by the Company with the SEC.

In its historical financial statements, Heritage has not recorded any liability with respect to the tax-offset payments that are required in connection with Mr. Prendergast’s future exercise of stock options.  In addition, as with stock options granted to other employees under Heritage’s Equity Incentive Plan, Heritage has accounted for Mr. Prendergast’s stock options as fixed awards pursuant to APB No. 25 “Accounting for Stock Issued to Employees” (“APB No. 25”).  To date, Mr. Prendergast has not exercised any stock options and Heritage has not made any tax-offset payments to him.

Heritage has concluded, and KPMG LLP (“KPMG”), Heritage’s independent registered public accounting firm has concurred, that the provision of Mr. Prendergast’s employment agreement requiring Heritage to make tax-offset payments in connection with his exercise of stock options requires variable accounting treatment for those options under Financial Accounting Standards Board’s Interpretation 44, “Accounting for Certain Transactions involving Stock Compensation — an interpretation of APB Opinion No. 25” (“FIN No. 44”) (Issue Date 3/00).  In addition, Heritage has concluded that a liability for the tax offset payments that will be made to Mr. Prendergast in the future should he exercise any stock options should have been recorded as a liability in Heritage’s financial statements and that this liability is also subject to variable accounting treatment pursuant to FIN No. 44.

Accordingly, Heritage will be amending its historical financial statements to record a liability and to recognize compensation expense related to the tax-offset payment provision and to reflect that the stock options subject to the tax-offset payment provision should be accounted for on a variable basis.  Heritage expects the impact of the compensation expense to decrease net income for the fiscal year ended 2003 by approximately $4 million, or $0.10 per share on a diluted basis, to decrease net income for the fiscal year ended 2004 by approximately $5 million, or $0.12 per share on a diluted basis, and to decrease net income for the quarterly periods ended March 31, 2005 and June 30, 2005, by a net amount of approximately $5 million, or $0.10 per share on a diluted basis, and in each case, with corresponding adjustments to the Company’s Funds from Operations.  The impact of this additional compensation expense will not result in a restatement of Heritage’s financial statements for fiscal years ended 2000, 2001 and 2002.  While Heritage believes it has identified the adjustments necessary to its historical financial statements, the accounting analysis is ongoing and, therefore, the final financial results may differ from this report.

The impact of the additional compensation expense resulting from the tax-offset payment provision of Mr. Prendergast’s employment agreement is material and due to the restatement of results for the years ended December 31, 2003 and 2004 and periods ended March 31, 2005 and June 30, 2005, Heritage determined that these financial statements should no longer be relied upon.  Heritage intends to file amendments to its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005 to reflect the restatement.  In addition, Heritage’s financial statements for the period ended September 30, 2005 will reflect the restatement when filed with the SEC.

Heritage’s management currently is assessing whether the restatements were a result of a material weakness in internal controls over financial reporting that would require revising its assessment of internal controls over financial reporting.

Heritage’s Audit Committee and Board of Directors have discussed these matters with KPMG.

Item 9.01.                                          Financial Statements and Exhibits.

(d) Exhibits.

99.1         Press Release, dated as of October 20, 2005, issued by Heritage Property Investment Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

/s/Thomas C. Prendergast
Thomas C. Prendergast
President and Chief Executive Officer

/s/David G. Gaw
David G. Gaw
Senior Vice President, Chief Financial
Officer and Treasurer

Date:  October 20, 2005